UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Anthemis Digital Acquisitions I Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40954	98-1585436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

122 Hudson Street 3rd Floor New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(646) 757-1310

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ADALU	The Nasdaq Global Select Market
Class A Ordinary Shares, $0.0001 par value,	ADAL	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ADALW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Board of Anthemis Digital Acquisitions I Corp (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Bruce Aust, effective immediately (the “New Director”). Mr. Aust will serve as a Class III director for a term expiring at the Company’s annual general meeting of stockholders to be held in 2024, until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Our board has determined that Mr. Aust is an independent director under applicable SEC and Nasdaq rules. In connection with the appointment of Mr. Aust to the Board, he was appointed to serve on the Audit Committee, effective immediately, to replace Ms. Nauiokas, who will step down as a member of the Audit Committee.

The New Director has entered into the Company’s standard indemnification agreement for directors and officers.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2022

ANTHEMIS DIGITAL ACQUISITIONS I CORP

By:	/s/ Mei Lim
Name:	Mei Lim
Title:	Chief Financial Officer